     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1995

                                                     REGISTRATION NO.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            THE TIMES MIRROR COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                            95-4481525
            (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

               TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            THE TIMES MIRROR COMPANY
                   1992 KEY EMPLOYEE LONG-TERM INCENTIVE PLAN
                        1988 EXECUTIVE STOCK OPTION PLAN
                        1984 EXECUTIVE STOCK OPTION PLAN
                        1976 EXECUTIVE STOCK OPTION PLAN
                                      AND
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                 MARK H. WILLES
                                   PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                            THE TIMES MIRROR COMPANY
                              TIMES MIRROR SQUARE
                         LOS ANGELES, CALIFORNIA 90053
                                 (213) 237-3700
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                             PETER F. ZIEGLER, ESQ.
                            GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000



                                      CALCULATION OF REGISTRATION FEE
==============================================================================================================
- --------------------------------------------------------------------------------------------------------------
                                                          PROPOSED           PROPOSED
  TITLE OF SECURITIES                AMOUNT TO BE     MAXIMUM OFFERING   MAXIMUM AGGREGATE      AMOUNT OF
  TO BE REGISTERED                   REGISTERED(1)   PRICE PER SHARE(2)  OFFERING PRICE(2)  REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
Series A Common Stock, $1.00 par
 value per share..................       857,286            $1.00              $1.00             $50.00
- --------------------------------------------------------------------------------------------------------------
Series C Common Stock, $1.00 par
  value per share.................        6,078             $1.00              $1.00             $50.00
==============================================================================================================

(1) Of the 857,286 shares of Series A Common Stock being registered hereunder,
    (i) 703,680 shares are reserved for issuance pursuant to the 1992 Key Employee Long-Term Incentive Plan, (ii) 100,139 shares are reserved for issuance pursuant to the 1988 Executive Stock Option Plan, (iii) 16,712 shares are reserved for issuance pursuant to the 1984 Executive Stock Option Plan ("1984 Option Plan"), (iv) 600 shares are reserved for issuance pursuant to the 1976 Executive Stock Option Plan ("1976 Option Plan") and
    (v) 36,155 shares are reserved for issuance pursuant to the Non-Employee Director Stock Option Plan. Of the 6,078 shares of Series C Common Stock being registered hereunder, (i) 5,471 shares are reserved for issuance pursuant to the 1984 Option Plan and (ii) 607 shares are reserved for issuance pursuant to the 1976 Option Plan. Pursuant to Rule 416, there is also being registered such number of additional shares of Series A Common Stock and Series C Common Stock which may become available for issuance pursuant to the foregoing plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.
(2) This Registration Statement is filed to register the increase, pursuant to an antidilution provision, in the number of shares issuable under plans and options for which a Registration Statement on Form S-8 was previously filed on January 19, 1995 (the "Initial Registration Statement"). Because the aggregate offering price for all shares covered by such plans and options, as calculated pursuant to Securities Act Rule 457(h)(1) for the Initial Registration Statement, has not been affected by such antidilution adjustment, no additional registration fee is due. Accordingly, the minimum registration fee of $100 required under Section 6(b) of the Securities Act is being paid in connection with this filing.

===============================================================================

                           INCORPORATION BY REFERENCE

     The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-88618) are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

          (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (3) the Registrant's Current Reports on Form 8-K dated February 1, 1995 and March 23, 1995; and

          (4) the descriptions of the Series A Common Stock and Series C Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A dated November 21, 1994, as amended on December 8, 1994, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 8.  EXHIBITS

         5     Opinion of Gibson, Dunn & Crutcher.
        23.1   Consent of Ernst & Young LLP.
        23.2   Consent of Gibson, Dunn & Crutcher (included in Exhibit 5).
        24     Power of Attorney (included on pages 3 and 4).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 21st day of June, 1995.

                                          THE TIMES MIRROR COMPANY

                                          By       /s/ MARK H. WILLES

                                            ------------------------------------
                                                       Mark H. Willes
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mark H. Willes and James F. Guthrie as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                  TITLE                    DATE
- ----------------------------------------------  -------------------------------  ---------------

           /s/  MARK H. WILLES                      Director, President and      June 21, 1995
- ----------------------------------------------      Chief Executive Officer
                Mark H. Willes                   (Principal Executive Officer)

          /s/  JAMES F. GUTHRIE                       Vice President and         June 21, 1995
- ----------------------------------------------      Chief Financial Officer
               James F. Guthrie                    (Principal Financial and
                                                      Accounting Officer)

          /s/  ROBERT F. ERBURU                      Chairman of the Board       June 21, 1995
- ----------------------------------------------
               Robert F. Erburu

        /s/  C. MICHAEL ARMSTRONG                          Director              June 21, 1995
- ----------------------------------------------
             C. Michael Armstrong

     /s/  GWENDOLYN GARLAND BABCOCK                        Director              June 21, 1995
- ----------------------------------------------
          Gwendolyn Garland Babcock

                  SIGNATURE                                  TITLE                    DATE
- ----------------------------------------------  -------------------------------  ---------------


          /s/  DONALD R. BEALL                             Director              June 21, 1995
- ----------------------------------------------
               Donald R. Beall

           /s/  JOHN E. BRYSON                             Director              June 21, 1995
- ----------------------------------------------
                John E. Bryson

           /s/  BRUCE CHANDLER                             Director              June 21, 1995
- ----------------------------------------------
                Bruce Chandler

           /s/  OTIS CHANDLER                              Director              June 21, 1995
- ----------------------------------------------
                Otis Chandler

        /s/  CLAYTON W. FRYE, JR.                          Director              June 21, 1995
- ----------------------------------------------
             Clayton W. Frye, Jr.

          /s/  DAVID LAVENTHOL                             Director              June 21, 1995
- ----------------------------------------------
               David Laventhol

     /s/  DR. ALFRED E. OSBORNE, JR.                       Director              June 21, 1995
- ----------------------------------------------
          Dr. Alfred E. Osborne, Jr.

           /s/  JOAN A. PAYDEN                             Director              June 21, 1995
- ----------------------------------------------
                Joan A. Payden

       /s/  WILLIAM STINEHART, JR.                         Director              June 21, 1995
- ----------------------------------------------
            William Stinehart, Jr.

         /s/  HAROLD M. WILLIAMS                           Director              June 21, 1995
- ----------------------------------------------
              Harold M. Williams

        /s/  WARREN B. WILLIAMSON                          Director              June 21, 1995
- ----------------------------------------------
             Warren B. Williamson

         /s/  DR. EDWARD ZAPANTA                           Director              June 21, 1995
- ----------------------------------------------
              Dr. Edward Zapanta

                                 EXHIBIT INDEX

                                                                                   SEQUENTIALLY
                                                                                     NUMBERED
EXHIBIT                                 DESCRIPTION                                    PAGE
- -------     -------------------------------------------------------------------    ------------
     5      Opinion of Gibson, Dunn & Crutcher.
  23.1      Consent of Ernst & Young LLP.
  23.2      Consent of Gibson, Dunn & Crutcher (included in Exhibit 5).
    24      Power of Attorney (included on pages 3 and 4).